UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Professional Diversity Network, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 7, 2014

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2014 Annual Meeting of Stockholders of Professional Diversity Network, Inc. (the “Company”). The meeting will be held at the offices of the Company, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, on November 10, 2014, at 9:00 a.m., Central Time.

At the meeting, you and the other stockholders will be asked to vote on the proposals described in detail in the notice of meeting on the following page and the accompanying proxy statement.

It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the meeting, please vote electronically via the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card as promptly as possible.  See “Voting of Proxies” in the proxy statement for more details. Voting electronically or returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

Thank you for your continued interest in the Company. We look forward to seeing you at the meeting.

Sincerely,

James Kirsch Chairman and Chief Executive Officer

PROFESSIONAL DIVERSITY NETWORK, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 10, 2014

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Professional Diversity Network, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, on November 10, 2014, at 9:00 a.m., Central Time, for the following purposes:

1. To elect nine directors to serve until the next Annual Meeting of Stockholders (and until their successors are duly elected and qualified);

2. To ratify the appointment by the Company’s Audit Committee of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (“Accounting Firm Ratification Proposal”); and

3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on September 26, 2014 as the record date for the determination of the holders of our common stock entitled to notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements.

A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, and will also be available for examination by any stockholder at the Annual Meeting until its adjournment.

Your vote is very important. Please submit your proxy as soon as possible by the Internet, telephone or mail. Submitting your proxy by one of these methods will ensure your representation at the Annual Meeting regardless of whether you attend the meeting. Please refer to page 2 of the proxy statement for information on how to vote your shares, attend our annual meeting and view our proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders to be held on November 10, 2014:

Copies of the proxy statement and of our annual report for the fiscal year ended December 31, 2013 are available by visiting the following website: http://investor.prodivnet.com/phoenix.zhtml?c=251674&p=irol-sec.

By Order of the Board of Directors

James Kirsch President, Chairman of the Board and Chief Executive Officer

Chicago, Illinois

October 7, 2014

PROFESSIONAL DIVERSITY NETWORK, INC.

PROXY STATEMENT

TABLE OF CONTENTS

The Annual Meeting	1

Proposal 1	3

Corporate Governance	6

Executive Compensation	11

Proposal 2	13

Executive Officers	14

Security Ownership of Certain Beneficial Owners and Management	15

Audit Committee Report	17

Section 16(a) Beneficial Ownership Reporting Compliance	18

Transaction of Other Business at Annual Meeting	19

Future Stockholder Nominations and Proposals	19

Householding of Annual Meeting Materials	19

General Information	19

Other Matters	20

PROXY STATEMENT

Professional Diversity Network, Inc.

801 W. Adams Street, Suite 600

Chicago, Illinois 60607

ANNUAL MEETING

To Be Held on November 10, 2014

THE ANNUAL MEETING

THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS (THE “BOARD”) OF PROFESSIONAL DIVERSITY NETWORK, INC., A DELAWARE CORPORATION (“PROFESSIONAL DIVERSITY NETWORK” OR THE “COMPANY”), FOR USE AT PROFESSIONAL DIVERSITY NETWORK’S 2014 ANNUAL MEETING OF STOCKHOLDERS (THE “ANNUAL MEETING”) TO BE HELD ON NOVEMBER 10, 2014 AT 9:00 A.M., CENTRAL TIME, AT THE OFFICES OF THE COMPANY, 801 W. ADAMS STREET, CHICAGO, ILLINOIS 60607, AND AT ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

This proxy statement, the accompanying proxy card or voting instruction card and our 2013 Annual Report to Stockholders were first made available to stockholders on or about October 9, 2014.

Record Date and Outstanding Shares

The Board has fixed the close of business on September 26, 2014 as the record date for the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, $0.01 par value per share (“Common Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted upon at the Special Meeting.  As of the close of business on the Record Date, there were 12,619,690 shares of Common Stock outstanding and entitled to vote.

Quorum and Vote Required

Quorum.  The holders of record of a majority of the aggregate voting power of the Common Stock issued and outstanding and entitled to be voted, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof. In the event there are not sufficient shares present to establish a quorum or to approve proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

Vote Required.  Holders of Common Stock are entitled to one vote for each share held as of the Record Date on all matters to be voted on. The Company’s Bylaws provide that, except as otherwise provided by applicable law, the rules of the Nasdaq Stock Market, the Company’s Certificate of Incorporation or the Bylaws, all matters will be decided by the vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the matter. In the election of directors (Proposal 1), the Board will be elected by a plurality of the voting power of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Each stockholder is entitled to vote in favor or withhold his, her or its vote with respect to each individual nominee.  The affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on such proposal is required to approve Proposal 2 (Accounting Firm Ratification Proposal). None of the proposals are contingent upon the approval of any other proposal.

Abstentions.  Abstentions will be counted for purposes of determining a quorum at the Annual Meeting. An abstention for any proposal, other than Proposal 1 (Election of Directors), will have the same effect as a vote against such proposal. With respect to Proposal 1, abstentions are not considered votes cast and therefore will have no effect on the outcome of the election of directors.

Broker Discretionary Voting.  If your shares are held in a brokerage account, by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being sent to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote. If you do not give instructions to your brokerage firm or bank, it will still be able to vote your shares with respect to “discretionary” proposals, but will not be allowed to vote your shares with respect to “non-discretionary” proposals. The Company expects that Proposal 2 (Accounting Firm Ratification Proposal) will be considered to be a discretionary proposal on which banks and brokerage firms may vote. The Company expects that all other proposals being presented to stockholders at the Annual Meeting will be considered to be non-discretionary items on which banks and brokerage firms may not vote. Therefore, if you do not instruct your broker or bank regarding how you would like your shares to be voted, your bank or brokerage firm will not be able to vote on your behalf with respect to these proposals. In the case of these non-discretionary items, the shares will be treated as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Your failure to give instructions to your bank or broker will not affect the outcome of Proposal 1 because broker non-votes are not considered votes cast, nor the outcome of Proposal 2 because Proposal 2 requires the affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on these proposals and broker non-votes will not be deemed “entitled to vote on the proposal” and therefore broker non-votes are not counted in the vote for these proposals.

Shares Not Present in Person or by Proxy at the Annual Meeting.  Shares not present in person or by proxy at the Annual Meeting will not be counted for purposes of determining a quorum at the Annual Meeting.

Expenses of Proxy Solicitation

Officers, directors and other employees of the Company may solicit proxies in person or by regular mail, electronic mail, facsimile transmission or personal calls. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses.

The Company will pay all of the expenses of soliciting proxies to be voted at the Annual Meeting. Banks, brokerage firms and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. They will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard.

Voting

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below.  If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on November 7, 2014.

Vote on the Internet

If you have Internet access, you may submit your proxy by going to www.proxyvote.com and following the instructions provided on the secure website.  If you vote on the Internet, you do not have to mail in a proxy card.

Vote by Telephone

You can also vote by telephone by calling 1-800-690-6903. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on by telephone, you do not have to mail in a proxy card.

Vote by Mail

If you choose to vote by mail, complete, sign and date your proxy card, and return it to the Company’s Secretary. Please allow sufficient time for mailing if you decide to vote by mail.

Vote at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

Street name holders may submit a proxy by telephone or the Internet if their bank or broker makes these methods available, in which case the bank or broker will enclose related instructions with this proxy statement. If you submit a proxy by telephone or via the Internet you should not return your proxy card. If you hold your shares through a bank, broker or other nominee you should follow the voting instructions you receive from your bank, broker or other nominee.

Revocability of Proxy

If you are the holder of record for your shares, you may revoke your proxy at any time before it is exercised at the Annual Meeting by taking either of the following actions: (i) delivering to the Company’s Secretary a revocation of the proxy or a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or (ii) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy. Stockholders may also revoke a prior proxy by providing later voting instructions for voting of a later proxy prior to 11:59 P.M. Eastern Time the night of the last business day, November 7, before the date of the Annual Meeting.

Appraisal Rights

Stockholders have no appraisal rights with respect to any of the matters to be voted upon at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Professional Diversity Network recommends that Professional Diversity Network stockholders vote FOR the election of each nominee for director (Proposal 1) and FOR Proposal 2 (Accounting Firm Ratification Proposal).

PROPOSAL 1
NOMINATION AND ELECTION OF DIRECTORS

Nominees for Director

The Board has nominated the nine persons listed below to be elected as directors at the Annual Meeting.  Directors are to be elected by a plurality vote of the voting power of the Common Stock present in person or by proxy at the Annual Meeting to serve until the next Annual Meeting and until their successors have been duly elected and qualified. All of the nominees are currently members of the Board.

The following table provides the name, age and position of each of our nominees of the Board as of the date of this proxy statement.  There are no family relationships between our executive officers and directors.

Name	Age	Position
James Kirsch	53	Chief Executive Officer and Chairman of the Board
Donna Brazile	54	Director
Star Jones	52	President and Director
Daniel Marovitz	41	Director (1)
Stephen Pemberton	46	Director (1)
Matthew Proman	39	Executive Vice President, Chief Operating Officer and Director
Barry Feierstein	53	Director (1)
Andrea Sáenz	41	Director
Randi Zuckerberg	32	Director

(1)  Member of our audit, compensation and nominating and corporate governance committees.

Set forth below is the name of each nominee for election to the Board, as well as each such person’s age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company that employs such person, if any, the period during which such person has served as a director of the Company, all positions and offices that such person holds with the Company and such person’s directorships over the past five years in other companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act or companies registered as an investment company under the Investment Company Act of 1940 and the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director of the Company.

James Kirsch has served as our Chief Executive Officer, as a member of our management board since 2008 and as the Chairman of the Board since the consummation of our initial public offering in March 2013. Mr. Kirsch served as Chief Strategic Officer at AMightyRiver.com, a division of the Company from 2004 to 2008 and from 1996 to 2001 as Chief Executive Officer of eSpecialty Brands, an online retail company. Previously, Mr. Kirsch served as Chief Executive Officer at iMaternity.com, the ecommerce partner of iVillage.com from 1983 to 1996 and Manager, Vice President and Chief Operating Officer at Dan Howard Industries, a vertically integrated retailer of apparel. He holds a B.S. in Economics and Political Science from University of Arizona. We believe Mr. Kirsch is a valuable asset to the Board because of his experience and vision in leading the Company since 2008.

Donna Brazile is a veteran Democratic Party political strategist, adjunct professor, author, syndicated columnist, television political commentator, Vice Chair of Voter Registration and Participation at the Democratic National Committee and former interim National Chair of the Democratic National Committee, as well as the former chair of the DNC's Voting Rights Institute. Ms. Brazile worked on every presidential campaign from 1976 through 2000, when she became the first African American to manage a presidential campaign. Since 2000, Ms. Brazile has lectured at over 150 colleges and universities across the country on such topics as Inspiring Civility in American Politics, Race Relations in the Age of Obama, Why Diversity Matters and Women in American Politics. Author of the best-selling memoir Cooking with Grease: Stirring the Pots in American Politics, Ms. Brazile has served as an adjunct professor at Georgetown University since 2012, a syndicated newspaper columnist for Universal Uclick, a columnist for Ms. magazine and O, the Oprah Magazine, an on-air contributor to CNN and ABC, where she regularly appears on ABC’s This Week. Since 2009, she has been on the board of the National Democratic Institute (NDI), National Institute for Civil Discourse and the Joint Center for Political and Economic Studies. Ms. Brazile is the proud recipient of honorary doctorate degrees from Louisiana State University, North Carolina A&T State University, Thomas Jefferson University, Grambling University, Northeastern Illinois University and Xavier University of Louisiana, the only historically Black Catholic institution of higher education in the United States. Ms. Brazile is also a former member of Presidential Life Insurance Company. Ms. Brazile is founder and has been managing director of Brazile & Associates LLC, a general consulting, grassroots advocacy and training firm based in Washington, D.C. from 2002 to present.

Barry Feierstein has been a director, chairman of our compensation committee and a member of our audit and nominating and corporate governance committees since the consummation of our initial public offering in March 2013. He was employed at the University of Phoenix, an online institution of higher learning and a wholly owned subsidiary of the Apollo Group from 2010 until 2013, where he served initially as Executive Vice President, Workforce Solutions and then as Chief Business Operating Officer beginning in 2011.  Beginning in December 2013 he transitioned to the Apollo Group where he served as the Chief Commercial Officer until July 2014.  Prior to that, he served as Executive Vice President of Sales & Marketing for Sallie Mae, a student loan origination and service company, from December 2007 to November 2009, and Senior Vice President of Private Credit Lending at Sallie Mae from January 2007 to December 2007, and Private Credit Strategy Executive from April 2006 to December 2006. Mr. Feierstein graduated with a B.A. in Economics and History from Tufts University and earned an M.B.A. from Harvard Business School. Mr. Feierstein has expertise in online marketing, with a specific concentration in online education and marketing. We believe his ability to analyze complex Internet marketing strategies, and experience in connecting education to careers is an asset to the Board.

Star Jones joined NAPW in September 2011 as its National Spokesperson and became its Chief Development Officer in May 2013 and President in June 2014. Ms. Jones became the “face” of NAPW, tasked with conveying the message, brand and image of NAPW worldwide. As President, she has responsibility for the overall development, expansion and implementation of NAPW’s development and programming strategy. For the last 25 years, Ms. Jones has been a licensed attorney in the State of New York and was formerly a New York homicide prosecutor. Ms. Jones has worked in television for more than 20 years as a journalist, talk show host, commentator, NBC News Legal Correspondent and Veteran Legal Analyst and co-host of ABC’s The View for nine years. She is also regularly seen on NBC’s Today Show and CNN’s Piers Morgan Live as a veteran law and news analyst. Ms. Jones is also an accomplished author who has written two best-selling non-fiction books, You Have to Stand for Something, or You’ll Fall for Anything and Shine...a Physical, Emotional & Spiritual Journey to Finding Love. Her third book, Satan’s Sisters, a fictional account of the behind-the-scenes workings of a daytime talk show, was published in the spring of 2011, and is being developed into a network television movie and series by VH1, which Ms. Jones is co-executive producing. In the corporate world, Ms. Jones has been a featured personality for numerous consumer brands including Payless, Saks Fifth Avenue and Kohls, and has appeared on the cover of and/or been featured in a number of major newspapers and magazines in the country on topics ranging from news to lifestyle. Her newest venture, Status, by Star Jones, a collection of women’s apparel for the professional woman, was launched by QVC in the fall of 2013. Since 2011, she has actively participated in the American Heart Association’s National Go Red efforts, has lobbied Congress on behalf of that association and was asked by the Presidential Inaugural Committee to speak at the National Day of Service on heart health during President Obama’s 2013 Inauguration. As the National Volunteer for the American Heart Association, Ms. Jones led NAPW in its efforts to help raise awareness of heart disease during “Heart Month,” helping to raise millions of dollars for much needed research and community outreach. Ms. Jones is well qualified to serve as a director on the Company’s Board due to her substantial leadership and networking abilities, as well as her in-depth knowledge of the business of NAPW, now a part of the Company.

Daniel Marovitz has been a director, chairman of our audit committee and a member of our compensation and nominating and corporate governance committees since the consummation of our initial public offering in March 2013.  Mr. Marovitz is Chief Executive Officer of Faculty 1000 Ltd., a privately held science publishing and software company.  He is the founder and former Chief Executive Officer of Buzzumi, a software platform that helps consulting and advice-based businesses operate online. From 2007 to 2011, he served as Head of Product Management and member of the board of Deutsche Bank’s Global Transaction Bank. Previously, Mr. Marovitz served as Chief Information Officer for Investment Banking of Deutsche Bank and the Chief Operating Officer of technology from 2002 to 2007. Mr. Marovitz joined Deutsche Bank in 2000 as Managing Director and Chief Operating Officer of the eGCI group at Deutsche Bank. Previously, he was Vice President of Commerce at iVillage, an online women’s network from 1998 to 2000. Mr. Marovitz also worked for Gateway 2000 where he served as the head of Gateway.com from 1996 to 1998 and was the co-founder of Gateway’s Japanese subsidiary in Tokyo from 1994 to 1996. Mr. Marovitz earned a B.A. in Romance Studies and Asian Studies and graduated cum laude from Cornell University in 1994. Mr. Marovitz is an experienced operational and theoretical thought leader regarding Internet companies. We believe that as a member on our Board, he brings valuable advice relating to Internet activities, user experience and online marketing to the Company.

Stephen Pemberton has been a director, chairman of our nominating and corporate governance committee and a member of our audit and compensation committees since the consummation of our initial public offering in March 2013.  In 2011, he joined Walgreen Co., a retail pharmacy company, as Divisional Vice-President and Chief Diversity Officer. From 2005 to 2010, Mr. Pemberton was Chief Diversity Officer and Vice-President of Diversity and Inclusion at Monster Worldwide.com. Mr. Pemberton received a B.A. in Political Science from Boston College in 1989. We believe Mr. Pemberton is a respected authority on diversity and inclusion matters in the workplace. We believe that as a member on our Board, he adds value by providing the Board with insight and experience he has gained from his service as a Chief Diversity Officer at two public companies.

Matthew B. Proman founded NAPW in October 2007 and has served as its Chairman and Chief Executive Officer until NAPW’s merger with a subsidiary of the Company. Mr. Proman’s “hands-on,” entrepreneurial approach at the Company’s NAPW subsidiary includes his day-to-day operational leadership of NAPW’s sales, technology and marketing functions. Mr. Proman previously founded and led Cambridge Publishing Co., a publishing company specializing in business-to-business and business-to-consumer networking, from 2002 to 2007. Mr. Proman also devotes considerable time to a variety of charities such as Mount Sinai Hospital in New York City, the National Diabetes Foundation and the Jack Martin Foundation for Terminally Ill Children. Mr. Proman will bring extensive direct mail marketing industry knowledge to the combined company and a deep background in business-to-business, membership services and career development networking. His previous service as Chairman and Chief Executive Officer of NAPW will create a critical link between the Board and the acquired NAPW business.

Andrea Sáenz has been a director since the consummation of our initial public offering in March 2013. Since May 2011, she has served as Chief of Staff for the Chicago Public Schools. From August 2010 to May 2011, Ms. Sáenz was Board Resident at the U.S. Department of Education. From July 2006 to August 2010, Ms. Sáenz was executive director for the Hispanic Alliance for Career Enhancement, a nonprofit organization dedicated to the advancement of Latino professionals. Prior to holding that position, she was a fellow at the University of Pennsylvania Fels Institute of Government. Ms. Sáenz began her career at Congreso de Latinos Unidos, an organization focusing on Latino-American communities. She holds a B.A. in Latin American studies from Scripps College and a Master’s Degree in government administration from the University of Pennsylvania. We believe Ms. Sáenz is an accomplished leader in the field of professional and educational advancement with expertise in educational and career access for minorities, with particular experience in the Not-For-Profit and government sectors, and as such, is a valuable asset to the Board.

Randi Zuckerberg is the Founder and Chief Executive Officer of Zuckerberg Media, a boutique marketing firm and production company working with high profile organizations and Fortune 500 companies such as The Clinton Global Initiative, Cirque du Soleil, Condé Nast and PayPal. She is the author of two books, Dot Complicated, a New York Times Best Seller, and Dot, a children’s picture book. Ms. Zuckerberg also works as a television producer and contributor. In 2011, she was nominated for an Emmy Award for her innovative blend of online/TV coverage of the U.S. mid-term elections. In 2012, she was the executive producer for a TV docu-series on Bravo about Silicon Valley’s startup culture, and she regularly appears as a contributor for The Today Show and The Katie Couric Show to discuss life in the digital age. From 2005 to 2011, Ms. Zuckerberg served as Director of Market Development and Spokeswoman for Facebook, Inc., one of the largest social media companies. Ms. Zuckerberg’s experience in creative marketing, past role at a public company in a growth industry and participation in NAPW conferences makes her well qualified to serve on the Board.

Required Vote

In order to be elected to the Board, each nominee must receive a plurality of the voting power of the Common Stock present in person or represented by proxy at the Annual Meeting.  Stockholders may only vote for or withhold their votes for the election of the nominees to the Board.  Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum.  Votes that are withheld will be considered votes cast but abstentions and broker non-votes will have no effect on the election of directors.  Unless instructions to the contrary are specified, as permitted by applicable law and the rules of the Nasdaq Stock Market, the proxy holders will vote the proxies received by them “FOR” each of the director nominees.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES AS DIRECTORS.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

The Board has constituted an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee.  The Audit Committee was established for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee met on four occasions in 2013 and operates under a charter approved by the Board. The Audit Committee’s primary functions are:

•	to assist the Board with the oversight of the Company’s financial reporting process, accounting functions and internal controls; and

•
the appointment, compensation, retention and oversight of the work of any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work.

The Audit Committee currently consists of Barry Feierstein, Daniel Marovitz and Stephen Pemberton.  The Audit Committee meets periodically with the Company’s independent registered public accounting firm, both with and without management present. The Board has determined that Mr. Marovitz is an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Exchange Act. A copy of the Audit Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.prodivnet.com. Information on the Company’s website is not incorporated by reference in this proxy statement.

Compensation Committee.  The Compensation Committee, which met on four occasions in 2013 and operates under a charter approved by the Board, is responsible for, among other things:

•
annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board the Chief Executive Officer’s overall compensation levels based on this evaluation;

•	annually reviewing and approving the annual base salaries and annual incentive opportunities of the Chief Executive Officer and the other executive officers;

•
reviewing and approving the following as they affect the Chief Executive Officer and the other executive officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance arrangements; and (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and

•
monitoring and evaluating matters relating to the compensation and benefits structure of the Company as the Compensation Committee deems appropriate, including: (a) providing guidance to senior management on significant issues affecting compensation philosophy or policy and (b) evaluating whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

The Compensation Committee currently consists of Barry Feierstein, Daniel Marovitz and Stephen Pemberton. The Compensation Committee also has authority to delegate its responsibilities to a subcommittee. The processes of the Compensation Committee and the role of the Chief Executive Officer and compensation consultants in determining or recommending the amount or form of executive or director compensation is discussed under the headings “Executive Compensation – Compensation Consultants” in this proxy statement.

A copy of the Compensation Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.prodivnet.com. Information on the Company’s website is not incorporated by reference in this proxy statement.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee, which met on four occasions in 2013 and operates under a charter approved by the Board, is responsible for, among other things:

•	leading the search for individuals qualified to serve as members of the Board and conducting the appropriate inquiries with respect to such persons;

•	evaluating the size and composition of the Board and its committees and recommending any changes to the Board;

•	reviewing the qualifications of, and making recommendations regarding, director nominations submitted to the Company by shareholders; and

•	reviewing the Board’s committee structure and recommending to the Board for its approval directors to serve as members of each committee; and

•	reviewing and recommending committee slates annually and recommending additional committee members to fill vacancies as needed.

The Nominating and Corporate Governance Committee currently consists of Barry Feierstein, Daniel Marovitz and Stephen Pemberton. A copy of the charter of the Nominating and Corporate Governance Committee is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.prodivnet.com. Information on the Company’s website is not incorporated by reference in this proxy statement.

Attendance at Board and Committee Meetings

During the fiscal year ended December 31, 2013, the Board held a total of nine meetings. Each member of the Board, other than Andrea Sáenz, attended 75% or more of the meetings of the Board and of the committees of which the director was a member. The Company does not have a policy regarding director attendance at Annual Meetings of stockholders, however, all directors are strongly encouraged to attend.

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that Messrs. Brazile, Marovitz, Pemberton, and Feierstein and Ms. Sáenz and Ms. Zuckerberg are “independent directors” as defined by Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market. We do not have any oral or written agreement with any company including, Monster Worldwide and Apollo Group, for representatives from any company to serve on our Board.

Compensation Committee Interlocks and Insider Participation

Barry Feierstein, Daniel Marovitz and Stephen Pemberton served as the members of the Compensation Committee during the Company’s last completed fiscal year. None of the Company’s executive officers served as a member of the compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Company’s Board or Compensation Committee.

Board Leadership Structure

The Board does not have a policy requiring that the roles of Chief Executive Officer and Chairman of the Board be separate. The Board believes that the Company and its stockholders benefit when the Board is free to determine the most appropriate leadership structure in light of the experience, skills and availability of directors and the Chief Executive Officer as well as other circumstances. Currently, Mr. Kirsch serves as the Chairman of the Board and the Chief Executive Officer.  The Board believes this is the most appropriate structure for the Company at this time because it makes the best use of the experience, skills and availability of Mr. Kirsch.  Additionally, because six of the Company’s nine Board members have been determined by the Board to be “independent,” the Board believes that its current structure provides sufficient independent oversight of management given the Company’s current size and relative lack of complexity, and therefore, the Board has not designated a lead independent director.

Board’s Role in Management of Risk

The Company faces numerous risks more fully described in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s management bears responsibility for the day-to-day management of risks the Company faces and for communicating the most material risks to the Board and its committees. The Board, as a whole and through its committees, is responsible for company-wide oversight of risk management. The Board and its committees perform their risk management function principally through the receipt of regular reports from management and discussions with management regarding risk assessment and risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes described and implemented by management are adequate and functioning as designed.

Board Nominee Process

The Board has adopted a Nominating and Corporate Governance Committee Charter, which includes the Company’s general director nomination policies.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) believes that it is in the best interest of the Company and its stockholders to obtain highly-qualified candidates to serve as members of the Board. In addition to any past or future policies adopted by the Board, with respect to director nominations, the Nominating Committee will consider any additional factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Nominating Committee Charter specifically requires the Nominating Committee to develop a Board that reflects diversity among its members.  The Nominating Committee is able assess the effectiveness of the Company’s policy regarding diversity through its regular, required monitoring of the composition of the Board and its committees.  Further, in connection with such regular monitoring, the Nominating Committee Charter specifically requires the Nominating Committee to determine whether it may be appropriate to add individuals with different backgrounds or skills to the Board.

The Nominating and Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors and executive search firms. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the procedures governing such recommendations in the Company’s bylaws and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources.

Stockholder Communication with the Board of Directors

Stockholders may communicate with one or more directors or the Board as a whole by sending written communications addressed to such person or persons to the Secretary, Professional Diversity Network, Inc., 801 W. Adams Street, Suite 600, Chicago, Illinois 60607.  All communications will be compiled by the Secretary and relayed ot the applicable director or directors.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our corporate website at www.prodivnet.com. Any amendment to, or waiver from, a provision of such code of ethics will be posted on our website. Information on the Company’s website is not incorporated by reference in this proxy statement.

Certain Relationships and Related Party Transactions

The following is a summary of transactions for the past two fiscal years to which we have been a party in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at December 31, 2012 and December 31, 2013, and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section of this Annual Report entitled “Executive Compensation.”

Equity Issuances to Directors, Executive Officers and 5% Stockholders

We did not issue any common stock during the past two fiscal years to our directors, executive officers or holders of more than 5% of our capital stock, except in connection with (i) the reorganization of the Company from a limited liability company into a corporation and (ii) the merger with NAPW.

Prior to the consummation of our initial public offering, the Company effected a reorganization pursuant to which each holder of an outstanding membership interest in the predecessor limited liability company contributed to the Company all of the right, title and interest in and to such holder’s entire ownership interest in the predecessor limited liability company in exchange for a proportionate number of shares of Common Stock of the Company immediately after conversion into a Delaware corporation.

Upon consummation of our initial public offering, Ferdinando Ladurini, Daniel Ladurini and James R. Kirsch entered into a debt exchange agreement with the Company whereby our three outstanding promissory notes in the principal amounts of $1,341,676, $142,000 and $37,143 plus accrued interest owed to them, respectively, were exchanged for shares of Common Stock at a price per share equal to the offering price (the “Note Conversion”).

Prior to the consummation of our initial public offering, Ladurini Family Trust entered into option agreements (the “Ladurini Options”) with each of James Kirsch, our Chief Executive Officer and Chairman of the Board, and Daniel Marovitz, a member of our Board, pursuant to which such directors and officers may purchase, during a ten year exercise period, from the Ladurini Family Trust up to 10% of the shares of Common Stock held by the Ladurini Family Trust, at a price per share equal to the initial offering price of $8.00 per share. As of December 31, 2013, none of those options have been exercised.

Agreements with Directors and Executive Officers

Pursuant to the terms of an Investment Agreement, Mr. Kirsch received additional compensation payments equal to 30% of the principal payments made by the Company under the promissory notes payable to Ferdinando Ladurini in the principal amount of $1,341,676. Additional compensation payments are recorded to expense in the statements of comprehensive income and are reported as income to the member of the limited liability company operating agreement, in this case, Mr. Kirsch. Prior to the commencement of our initial public offering, the Company obtained a binding agreement from our noteholders to convert their outstanding debt into equity in connection with the Company’s reorganization and initial public offering. As part of the reorganization, such debt was converted into equity and no further payments to Mr. Kirsch will be made pursuant to the agreement.

In 2010, Mr. Kirsch purchased a condominium apartment in Miami, Florida, which was primarily used by the Company and was financed by obtaining a bank loan providing initially for interest only payments. The Company paid for the down payment and earnest money on the apartment in the amount of $221,679. In 2012, the Company paid Mr. Kirsch $263,109 in additional compensation payment to compensate Mr. Kirsch for additional income taxes resulting from the amounts paid in 2010 for the condominium apartment in Miami, Florida. The Company discontinued paying the condominium costs prior to closing of the Company’s initial public offering. Please see “Executive Compensation” for information regarding the employment agreements with, and compensation of, our executive officers.

The Company currently leases two automobiles for the business use of Matthew Proman, formerly the sole shareholder and principal executive officer of NAPW, Inc, which automobiles are owned by him.  The lease payments are based, in turn, on Mr. Proman’s car loan payments, limited to reflect his proportionate use of the automobiles for business purposes.  NAPW, Inc. paid approximately $54,150 and $91,800 in lease payments for the automobiles to Mr. Proman during the fiscal year ended December 31, 2013 and during the six months ended June 30, 2014, respectively. The Company anticipates terminating the lease payments, housing allowance payments and life and disability insurance payments.

Please see “Executive Compensation” for information regarding the employment agreements with, and compensation of, our executive officers.

Merger with NAPW

On September 24, 2014 (the “Closing Date”), the Company closed its merger transaction with NAPW Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), NAPW, Inc., a New York company (“NAPW”), and Mr. Proman, then the sole shareholder of NAPW, pursuant to an Agreement and Plan of Merger, dated as of July 11, 2014 (the “Merger Agreement”). Mr. Proman is now an executive officer and member of the Company’s Board. In accordance with the terms of the Merger Agreement, on the Closing Date, all shares of NAPW common stock issued and outstanding immediately prior to the effective time of the Merger were converted into and became the right to receive 5,110,975 shares of our Common Stock, which were issued to Proman as sole shareholder of NAPW. In addition, pursuant to separate subscription agreements, 959,096 shares of our Common Stock were issued to Ms. Jones, then NAPW’s President and National Spokeswoman, and 239,774 shares were issued to Mr. Wesser, then NAPW’s General Counsel. Ms. Jones is now an executive officer of the Company and on the Board, and Mr. Wesser is also now an executive officer of the Company.

Additionally, at the effective time of the merger, the Company, as additional consideration, paid to Proman, in cash, $3,555,000 and issued to Proman (i) a promissory note in the original principal amount of $445,000, (ii) an option to purchase 183,000 shares of the Company’s Common Stock at a price of $3.45 per share, (iii) a warrant to purchase 50,000 shares of the Company’s Common Stock at a price of $4.00 per share and (iv) a warrant to purchase 131,250 shares of the Company’s Common Stock at a price of $10.00 per share.

The promissory note for $445,000 issued by the Company to Mr. Proman (the “Promissory Note”) on the Closing Date will mature on August 15, 2015 and accrues interest at a fixed rate of 0.35% per annum payable quarterly on each of November 15, 2014, February 15, 2015, May 15, 2015 and August 15, 2015. However, if NAPW (on a stand-alone basis) on any payment date fails to meet certain performance criteria as of the end of the fiscal quarter then most recently ended with respect to gross revenue and net cash from operations, then the Company’s obligation to make payment of principal and accrued interest on that date will be deferred to the next payment date that follows the next fiscal quarter end during which NAPW is able to meet such performance criteria, and the maturity date shall be correspondingly extended until such time as the note may be repaid in full. If NAPW (on a stand-alone basis) on any payment date, as of the end of the fiscal quarter then most recently ended, satisfies the gross revenue performance criteria, but fails to satisfy the cash flow performance criteria, then the Company will only be required to make payments of interest and principal to the extent the Company’s excess cash flow permits. The Promissory Note is not convertible or exchangeable for shares of the Common Stock, is unsecured and may be prepaid, in full or in part, at any time by the Company without premium or penalty. The amounts owing under the Promissory Note may be accelerated upon the occurrence of an event of default.

Also, at the effective time of the merger, as a condition to the closing of the merger, Messrs. Proman and Wesser, Ms. Jones and the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company is required, not later than nine months following the Closing Date, to file a shelf registration statement on Form S-3 with the SEC with respect to the shares of Common Stock issued in connection with the Merger. The Company is further required to use its best efforts to have such registration statement declared effective not later than 12 months following the Closing Date and kept effective until the earlier of three years thereafter or when each of the parties to the Registration Rights Agreement (other than the Company) can sell all of his or her shares without the need for current public information or other restriction pursuant to Rule 144 under the Securities Act of 1933, as amended. Under the terms of the Registration Rights Agreement, each of Messrs. Proman and Wesser and Ms. Jones (collectively, the “NAPW Affiliates”) agrees not, without the consent of the Company, to offer to sell, sell or otherwise dispose of, or encumber any shares of the Company’s Common Stock received by such person in connection with the merger during the 12 months following the Closing Date, except under certain circumstances.

Under the terms of the Registration Rights Agreement, the Company will bear all SEC registration and filing fees, printing and mailing expenses, fees and disbursements of counsel and accountants for the Company and all expenses related to listing the shares on the NASDAQ Capital Market, while the NAPW Affiliates will bear all fees and disbursements of counsel for all underwriters, brokers and dealers engaged in connection with the distribution of such shares and any discounts, commissions and fees of such underwriters, brokers and dealers, FINRA filing fees and expenses, legal fees and disbursements and other expenses of complying with state securities or blue sky laws and the fees and disbursements of legal counsel for the NAPW Affiliates. The Registration Rights Agreement also places indemnity obligations on each of the Company, to indemnify the NAPW Affiliates under certain circumstances, and the NAPW Affiliates, to indemnify the Company under certain circumstances.

Agreements with 5% Stockholders

Other than as disclosed in the sections above entitled “Equity Issuances to Directors, Executive Officers and 5% Stockholders,” “Agreements with Directors and Executive Officers” and “Merger with NAPW” there are no agreements between or among the Company and any holder of more than 5% of our capital stock.

Policy Regarding Review, Approval or Ratification of Related Party Transactions

The charter of the Company’s Audit Committee sets forth the Company’s policies and procedures for the review, approval or ratification of transactions in which the Company is a participant and the amount exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.  The Audit Committee charter expressly states that the review and approval of such transactions is among the responsibilities of the Audit Committee, unless otherwise delegated to another committee of the Board consisting solely of independent directors.  The Audit Committee is authorized to engage independent counsel and other advisers as it determines is necessary to carry out its duties, including with respect to its review of related party transactions. There are no additional policies stating the standards required to be met for such transactions to be approved; accordingly, the Audit Committee will act within its discretion, subject to its fiduciary and other duties, in deciding whether to approve any related party transaction.

EXECUTIVE COMPENSATION

Overview

In this section, we describe our compensation programs and policies and the material elements of compensation for the year ended December 31, 2013 for our Chairman and Chief Executive Officer, and our most highly compensated executive officers, other than our Chief Executive Officer, whose total compensation was in excess of $100,000. Other than as disclosed below, we did not have any other employee whose compensation was such that executive compensation disclosure would be required but for the fact that they were not executive officers as of the end of the last fiscal year. We refer to all individuals whose executive compensation is disclosed in this proxy statement as our “named executive officers.”

Our Compensation Committee is responsible for reviewing and evaluating the components of our compensation programs, including employee base salaries and benefit plans. The Compensation Committee will provide advice and recommendations to the Board on such matters. See “Committees of the Board of Directors — Compensation Committee” for further details on the role of the compensation committee.

Compensation Consultants

The Company and the Compensation Committee may, from time to time, directly retain the services of consultants and other experts to assist the Company or the Compensation Committee in connection with executive compensation matters. During the fiscal year ended December 31, 2013, the Company engaged the services of Barnes & Thornburg LLP, a national law firm (the “Compensation Consultant”), to provide recommendations regarding the Company’s executive compensation programs and policies. The Compensation Consultant performed services on behalf of the Company and was not engaged directly by the Compensation Committee; however, the Compensation Committee was provided with materials prepared by the Compensation Consultant, and utilized such information in its executive compensation-related deliberations and decisions. Mr. Kirsch, the Company’s Chief Executive Officer, participated in the selection of the Compensation Consultant, and Mr. Mecklenburger, the Company’s Chief Financial Officer, regularly interacted with the Compensation Consultant as well.

The Compensation Committee has considered whether the work of the Compensation Consultant as a compensation consultant has raised any conflict of interest, taking into account the following factors: (i) the amount of fees from the Company paid to the Compensation Consultant as a percentage of its total revenue; (ii) the provision of other services to the Company by the Compensation Consultant; (iii) the Compensation Consultant’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisers with any member of the Compensation Committee; (v) any business or personal relationship of the Compensation Consultant or the individual compensation advisers employed by the Compensation Consultant with any of the Company’s executive officers; and (vi) any of the Company’s stock owned by the individual compensation advisers employed by the Compensation Consultant.  In taking into consideration the foregoing factors, the Compensation Committee considered the fact that, periodically, the Company’s management also receives legal advice and other services from the Compensation Consultant that are not directly related to executive compensation matters for which the Compensation Consultant is remunerated by the Company.  Based on its assessment, the Compensation Committee has concluded that the Compensation Consultant is independent and that the work of the Compensation Consultant did not raise any conflict of interest.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2013 and December 31, 2012 by our Chairman and Chief Executive Officer, and our most highly compensated executive officers, other than our Chief Executive Officer, whose total compensation was in excess of $100,000.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($) (1)		Total ($)
James Kirsch, Chairman and Chief	2013	$200,000	$17,383	(2)(3)	$217,383
Executive Officer	2012	200,000	372,993	(2)(3)	572,993
Rudy Martinez, Executive Vice	2013	200,000	22,664		222,664
President and CEO of iHispano.com division	2012	200,000	17,511		217,511
Daniel Sullivan, Chief Revenue	2013	150,000	25,868		175,868
Officer	2012	150,000	1,500		151,500
David Mecklenburger (4), Chief Financial Officer	2013	81,750	-		81,750

(1)
Other compensation consists of: (i) car allowance in the amount of $9,472 and $10,152, respectively, in 2013 and 2012 for Mr. Kirsch, and in the amount of $9,589 and $11,508, respectively, in 2013 and 2012 for Mr. Martinez and (ii) an annual Health Savings Account contribution of $6,000 in each of 2013 and 2012 for Mr. Martinez. In 2013 and 2012, Mr. Sullivan received Health Savings Account contributions of $1,500. Additionally, Mr. Martinez received $7,075 of commissions and bonus in 2013 and Mr. Sullivan received $24,368 of commissions and bonus in 2013.

(2)
In 2010, Mr. Kirsch purchased a condominium apartment in Miami, Florida, which was primarily used by the Company and was financed by obtaining a bank loan providing initially for interest only payments. Following the closing, the Company made payments of interest on the mortgage, condominium association dues, real estate taxes, maintenance and upkeep, purchased furniture and other related expenses on the apartment (collectively, “Condominium Costs”) in the amount of $7,411 in 2013 and $46,927 in 2012. The Company recorded these payments as additional compensation payments to Mr. Kirsch for 2013 and 2012. In 2013 and 2012, the Company paid $0 and $263,109 in additional compensation as a reimbursement for the additional taxes owed by Mr. Kirsch with respect to guaranteed payments related to the Miami condominium. The Company discontinued payments relating to the Condominium Costs prior to the closing of the offering.

(3)
For the year ended December 31, 2012, Mr. Kirsch received $52,800 in additional compensation payments, which represent 30% of the $176,000 in principal payments on our notes payable to one of the founding members of the Company, as part of his compensation.

(4)
Mr. Mecklenburger’s employment with the Company commenced on July 17, 2013, so the year ended December 31, 2013 reflects a partial year for him.  However, the terms of his offer letter provided for an annual base salary of $150,000.

Employment Agreements

We entered into employment agreements with Messrs. James Kirsch and Rudy Martinez prior to the commencement of our initial public offering in March 2013. Mr. Kirsch serves as our Chief Executive Officer and Mr. Martinez serves as our Executive Vice President and CEO of our iHispano.com division, at annual base salaries of $200,000 and $200,000, respectively. Since the end of the fiscal year ended December 31, 2013, the Compensation Committee approved, effective April 1, 2014, an increase in the annual base salary payable to Mr. Kirsch, from $200,000 to $275,000.  Additionally, the Compensation Committee approved a discretionary cash bonus of $50,000 to Mr. Kirsch, which was payable on April 15, 2014, in recognition of Mr. Kirsch’s successful coordination and execution of the Company’s initial public offering during fiscal 2013.  Mr. Kirsch’s and Mr. Martinez’s employment agreements were for one year, with employment on an at-will basis thereafter. The agreements also provide for a discretionary annual bonus and benefits provided to other employees. If the Company terminates either named executive officer without cause (as defined in the employment agreement) but not due to death or disability, the Company will pay as severance continued salary for six (6) months to the terminated executive upon delivery of a release of claims against the Company. No severance payment will be paid if termination is for cause or if the executive resigns. During each named executive officer’s employment and for two (2) years thereafter, each named executive officer will agree not to disclose confidential information and will be subject to restrictions on competing or interfering with our business and business relationships and soliciting the services of our employees or independent contractors.

The Company also entered into an offer letter with Mr. Mecklenburger, effective July 17, 2013 (the “Mecklenburger Offer Letter”), outlining the terms of his employment as Chief Financial Officer. Pursuant to the terms of the Mecklenburger Offer Letter, Mr. Mecklenburger will report to the Company’s Chief Executive Officer and will receive an annual salary of $150,000. Since the end of the fiscal year, the Compensation Committee approved, effective April 1, 2014, an increase in the annual base salary payable to Mr. Mecklenburger, from $150,000 to $200,000.  The Offer Letter also provides for a discretionary annual bonus and benefits provided to other employees. Mr. Mecklenburger is an at-will employee and no severance payment is payable under the Mecklenburger Offer Letter in the event of termination or if Mr. Mecklenburger resigns.

The employment agreements with Messrs. Kirsch and Martinez expired March 5, 2014. The Company is honoring the terms of Mr. Martinez’s current agreement, however, Messrs. Kirsch and Mecklenburger entered into new employment agreements at the effective time of the merger with NAPW that provide base salaries of $275,000 and $200,000 for Messrs. Kirsch and Mecklenburger, respectively.

Outstanding Equity Awards at December 31, 2013

We did not have any outstanding equity awards to our named executive officers as of December 31, 2013.

Director Compensation

The following table provides information regarding the compensation earned by the directors who served on our Board during the year ended December 31, 2013. James Kirsch is the chairman of our Board. As one of our executive officers, Mr. Kirsch is not be compensated for his services as a director. The following table details the total compensation earned by the Company’s non-employee directors in 2013:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Daniel Marovitz	9,500	-	-	9,500
Stephen Pemberton	7,000	-	-	7,000
Barry Feierstein (1)	8,500	-	-	8,500
Andrea Sáenz	5,500	-	-	5,500
Total	30,500	-	-	30,500

The general policy of our Board is that compensation for non-employee directors should be a mix of cash and equity based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. Our directors are also reimbursed for travel expenses associated with attendance at Board meetings. There were no reimbursements for travel expenses for the fiscal year ended December 31, 2013.

(1)	Mr. Feierstein earned this compensation in 2013, but elected not to receive payment in 2013. The Company has accrued a liability for the full amount of his 2013 compensation.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The Board is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice and will reconsider whether to retain Marcum LLP if the stockholders fail to ratify the Audit Committee’s selection. In addition, even if the stockholders ratify the selection of Marcum LLP, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company. Representatives of Marcum LLP are expected to attend the Annual Meeting to make such statements as they may desire and respond to appropriate questions that may be asked by stockholders.

The Audit Committee and the Board recommend that you ratify this appointment.

Vote Required

The affirmative vote of a majority of the voting power of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

EXECUTIVE OFFICERS

The following table provides the name, age and position of each of our executive officers. There are no family relationships between our executive officers and directors.

Name	Age	Position
James Kirsch	53	Chief Executive Officer and Chairman of the Board
Star Jones	52	President and Director
Matthew Proman	39	Executive Vice President, Chief Operating Officer and Director
Rudy Martinez	56	Executive Vice President, CEO of iHispano.com Division
David Mecklenburger	54	Chief Financial Officer and Secretary
Christopher Wesser	44	Executive Vice President and General Counsel
Chad Hoersten	37	Chief Technology Officer
Daniel Sullivan	44	Chief Revenue Officer
Kevin Williams	53	Chief Marketing Officer
John Michael Hall	64	Executive Vice President

(1)	Member of our audit, compensation and nominating and corporate governance committees.

James Kirsch’s biographical information is included on page 4 of this proxy statement, under the heading “Proposal 1 – Nomination and Election of Directors – Nominees for Director.”

Star Jones’ biographical information is included on page 4 of this proxy statement, under the heading “Proposal 1 – Nomination and Election of Directors – Nominees for Director.”

Matthew Proman’s biographical information is included on page 5 of this proxy statement, under the heading “Proposal 1 – Nomination and Election of Directors – Nominees for Director.”

Rudy Martinez is one of our founders, and has been Executive Vice President and a member of our management board since March of 2013, and has led our iHispano.com division since 2000. Prior to joining the Company, Mr. Martinez served from 1995 to 1998 as Division President for Trilogy Consulting, a firm that specialized in Pharmaceutical and Healthcare consulting. Mr. Martinez graduated from Indiana University, Bloomington with a B.A. in Forensics and completed the Dartmouth Tuck School of Business - Building High Performance Business Program.

David Mecklenburger has been our Chief Financial Officer and Secretary since July 2013. Prior to joining the Company, Mr. Mecklenburger served as Vice President of Business Integration for General Cable Corporation, a publicly traded global provider of wire and cable products, from 2009 to 2012.  From 1989 to 2009, Mr. Mecklenburger served as Chief Financial Officer and Chief Operating Officer of Gepco International, Inc. and Isotec, Inc., manufacturers and distributors of high end electronic cables which were acquired by General Cable Corp in 2009. Mr. Mecklenburger has a bachelor’s degree in Accountancy from the University of Illinois at Urbana-Champaign and a master’s degree in Business Administration from Northwestern University. Mr. Mecklenburger is a Certified Public Accountant.

Christopher Wesser, age 44, joined NAPW in September 2009 and served as its General Counsel and Secretary, managing all legal, insurance, logistical and business risk matters for NAPW until the Closing Date.  Prior to joining NAPW and for more than the past five years, Mr. Wesser was with a private boutique litigation firm spun off from one of the largest law firms in the United States, where he ultimately became a partner before he left private pratice.  In private practice, he served as counsel to large corporations in numerous complex business litigations in state and federal courts and governmental agencies throughout the country.  Mr. Wesser received a B.A. degree, summa cum laude, from LeMoyne College and J.D. degree from the College of William & Mary School of Law.

Chad Hoersten serves as Chief Technology Officer of the Company, a position he has held since 2008. He was the lead web developer of iHispano.com, a division of the Company, from 2004 to 2008. Mr. Hoersten served as a senior software engineer at Rockwell Automation from 1999 to 2002. Mr. Hoersten holds a B.S. in computer engineering from the University of Cincinnati.

Daniel Sullivan has served as Chief Revenue Officer at Professional Diversity Network since October 2011. Prior to joining the Company, Mr. Sullivan worked in a number of sales related roles at Monster Worldwide from January of 2000 to September of 2011. Mr. Sullivan worked as a Sales Manager with Akzo Nobel from January 1998 to January 2000. Mr. Sullivan graduated from the University of Massachusetts, Boston with a B.S. in Political Science.

Kevin Williams became our Chief Marketing Officer in December 2013. Previously Mr. Williams was the Executive Vice President and Managing Director of Matlock Advertising and Public Relations in Atlanta, Georgia from 2010 to 2011 and a founder and principal of SWAY Marketing Group from March 2012 to December 2013. He had also been the Senior Vice President of Client Services at Globalhue, a multicultural advertising agency from 2005 to 2009. Kevin holds a B.A. in Marketing from the University of Illinois Urbana-Champaign.

John Michael Hall serves as Executive Vice President and head of our Events Division.  Mr. Hall has served in this capacity since the Company completed its September 30, 2013 purchase of the assets of Personnel Strategies, Inc. (“PSI”), a company that had been operating diversity focused Job Fairs throughout the country for over 20 years.   The Company now operates this business as the Events Division of the Company.  Prior to joining the Company, Mr. Hall served as President of PSI from 1993 until its sale to the Company in 2013.  Mr. Hall graduated from Minnesota State University with a B.S. in Journalism in 1973.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our common stock as of September 26, 2014:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

The percentage ownership information shown in the table is based upon a total of 12,619,690 shares of common stock outstanding.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before the date that is 60 days after the date of this proxy statement. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address for each person or entity listed in the table is c/o Professional Diversity Network, 801 W. Adams Street, Suite 600, Chicago, Illinois 60667.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Stockholders
Daniel Ladurini	2,290,541 (1)	18.2%

Executive Officers and Directors
Donna Brazile	-	-
Barry Feierstein	-	-
Star Jones	959,096	7.6%
Chad Hoersten	-	-
James Kirsch	1,431,788(2)	11.3%
Daniel Marovitz	110,797(3)	0.9%
Rudy Martinez	344,285	2.7%
David Mecklenburger	-	-
Stephen Pemberton	-	-
Matthew B. Proman	5,242,225(4)	41.1%
Andrea Sáenz	-	-
Daniel Sullivan	-	-
Christopher Wesser	239,774	1.9%
Kevin Williams	-	-
Randi Zuckerberg	-	-

Directors and officers as a group (15 persons)	8,327,965	64.7%

(1)
Includes 2,071,781 shares held by the Ladurini Family Trust, for which Daniel Ladurini is Trustee.  Mr. Ladurini holds voting and dispositive power over the shares held by the Ladurini Family Trust.  Prior to the consummation of the Company’s initial public offering in March 2013, the Ladurini Family Trust entered into option agreements with certain of the Company’s directors and officers pursuant to which such directors and officers may purchase, during a ten year exercise period, from the Ladurini Family Trust, up to 10% of the Company’s shares of Common Stock held by the Ladurini Family Trust, at $8.00 per share, the initial public offering price.

(2)
1,000 of these shares are held by Mr. Kirsch’s daughter who shares the same household as Mr. Kirsch in an account over which Mr. Kirsch serves as custodian. 1,000 of these shares are subject to Mr. Kirsch’s investment power and held in an account for Mr. Kirsch’s adult son and 1,000 of these shares are subject to Mr. Kirsch’s investment power and held in an account for Mr. Kirsch’s adult daughter.  369,322 of these shares are currently owned by the Ladurini Family Trust and subject to an option agreement between the Ladurini Family Trust and Mr. Kirsch pursuant to which Mr. Kirsch may purchase, during a ten year exercise period that began in March 2013, from the Ladurini Family Trust a number of shares of the Company’s Common Stock at $8.00 per share, the initial public offering price of such stock, as to which Mr. Kirsch would have sole voting and sole dispositive power upon acquisition. As of the date of this proxy statement, Mr. Ladurini is also the beneficial owner of these 369,322 shares.

(3)
All of these shares are currently owned by the Ladurini Family Trust and subject to an option agreement between the Ladurini Family Trust and Mr. Marovitz pursuant to which Mr. Marovitz may purchase, during a ten year exercise period that began in March 2013, from the Ladurini Family Trust a number of shares of the Company’s Common Stock at $8.00 per share, the initial public offering price of such stock, as to which Mr. Marovitz would have sole voting and sole dispositive power upon acquisition.

(4)	Includes 131,250 shares that may be acquired upon the exercise of warrants that are currently exercisable, as to which Mr. Proman would have sole voting and investment power upon acquisition.

Securities Authorized for Issuance under Equity Compensation Plans

Prior to the consummation of our initial public offering, we adopted the 2013 Equity Compensation Plan under which we reserved 500,000 shares of our common stock for the purpose of providing equity incentives to our employees, officers, directors and consultants including options, restricted stock, restricted stock units, stock appreciation rights, other equity awards, annual incentive awards and dividend equivalents. The plan provides for a maximum of 500,000 shares that could be acquired upon the exercise of a stock option or the vesting of restricted stock. The plan was approved by our stockholders prior to the consummation of our initial public offering. As of December 31, 2013, there were no securities granted under the plan.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of three directors, each of whom is an independent director as defined by applicable law and Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market.  The Audit Committee operates under a written charter adopted by the Board.

Management is responsible for the Company’s internal controls and the financial reporting process. Marcum LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.

The Audit Committee has met and held discussions with management and Marcum LLP regarding the Company’s audited financial statements, the adequacy of the Company’s internal controls, the results of the audit, the overall quality of the Company’s financial reporting and any other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board.  The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The Audit Committee of the Board furnished the foregoing report on its activities during the fiscal year ended December 31, 2013.  The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference.

SUBMITTED BY THE AUDIT COMMITTEE

Barry Feierstein

Daniel Marovitz

Stephen Pemberton

Independent Registered Public Accounting Firm

The audit committee retained Marcum LLP as independent registered public accountants to audit the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2012.

The following table summarizes fees for professional services rendered to the Company by Marcum LLP for the fiscal years ended December 31, 2013 and 2012, respectively.

Fees:	2013	2012
Audit Fees	$115,000	$97,000
Audit-Related Fees	144,450	61,500
Tax Fees	---	---
All Other Fees	---	---
Total	$259,450	$158,500

Audit Fees.  For the fiscal years ended December 31, 2013 and 2012, the “Audit Fees” reported above were billed by Marcum LLP for professional services rendered for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and for services normally provided by the independent auditors in connection with statutory and regulatory filings and engagements.

Audit-Related Fees.  Audit related fees for the fiscal year ended December 31, 2013 and 2012 relate to the review and consent of Marcum LLP for our Registration Statements on Form S-1.

Tax Fees.  The Company did not pay any tax related fees to Marcum LLP in 2013 or 2012.

All Other Fees. The Company did not pay any other fees to Marcum LLP in 2013 or 2012.

Pre-Approval Policy and Independence

The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. Under the policy, the Audit Committee is to specifically pre-approve any recurring audit and audit-related services to be provided during the following fiscal year. The Audit Committee also may generally pre-approve, up to a specified maximum amount, any nonrecurring audit and audit-related services for the following fiscal year. All pre-approved matters must be detailed as to the particular service or category of services to be provided, whether recurring or non-recurring, and reported to the audit committee at its next scheduled meeting. Permissible non-audit services are to be pre-approved on a case-by-case basis. The Audit Committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the audit committee at its next scheduled meeting. The Company’s independent auditors and members of management are required to report periodically to the Audit Committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.

In accordance with Section 10A of the Exchange Act by Section 202 of the Sarbanes-Oxley Act of 2002, the Company is required to disclose the approval by the Audit Committee of the Board of non-audit services performed by the Company’s independent auditors. Non-audit services are services other than those provided in connection with an audit review of the financial statements. During the period covered by this filing, all audit-related fees, tax fees and all other fees, and the services rendered in connection with those fees, as reported in the table shown above, were approved by the Company’s Audit Committee.

The Audit Committee considered the fact that Marcum LLP has not provided non-audit services to us, which the committee determined was compatible with maintaining auditor independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2013, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

TRANSACTION OF OTHER BUSINESS AT ANNUAL MEETING

As of the date of this proxy statement, the Board is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the Annual Meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS

In order to be included in Professional Diversity Network’s proxy materials for the 2015 annual meeting of stockholders, any proposal must be received by June 3, 2015 and otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, Professional Diversity Network’s bylaws establish advance notice procedures with regard to stockholder nominations for the election of directors or other business to be properly brought before an annual meeting. For nominations or other business to be properly brought before the meeting by a stockholder, a stockholder must provide written notice delivered to the Secretary of Professional Diversity Network not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting.

However, in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the one year anniversary date of the prior year’s meeting, a stockholder must provide written notice of any stockholder nominations for the election of directors or other business to the Secretary of Professional Diversity Network not earlier than the close of business on the 120th day before the date of the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) the tenth day following the day on which a Public Announcement (as defined in Professional Diversity Network’s bylaws) of the annual meeting was first made.

 The notice must contain specified information and representations concerning the stockholder (and the beneficial owner, if any, on whose behalf the nomination or proposal is made), the nominee(s) or other business.

All notices of nominations or proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to Professional Diversity Network, Inc., 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, Attention: Secretary. A copy of the full text of the bylaw provision discussed above may be obtained by writing to the Secretary of Professional Diversity Network.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any nominations or proposals that do not comply with these and other applicable requirements.

Because the Company did not have timely notice of any other matters to be brought before the Annual Meeting, the enclosed proxy card confers discretionary authority to vote on any other matters that may be presented at the meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules permit registrants to send a single Notice to any household at which two or more shareholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the Notice, or wish to revoke your decision to household, and thereby receive multiple Notices. Those options are available to you at any time.

GENERAL INFORMATION

Voting Procedures

All matters specified in this proxy statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

Admission to Annual Meeting

Attendance at the Annual Meeting is limited to stockholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:30 a. m. and each stockholder may be asked to present valid picture identification such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

OTHER MATTERS

The Board knows of no matters other than those described in this proxy statement that are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

By Order of the Board of Directors

James Kirsch Chairman of the board and Chief Executive Officer

Chicago, Illinois

October 7, 2014

PROFESSIONAL DIVERSITY NETWORK INC. 801 W. ADAMS STREET, SITE 600 CHICAGO, IL 60607
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 7th, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 7th, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                  ☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

	For	Withhold	For All	To withhold authority to vote for any
	All	All	Except	individual nominee(s), mark “For All
The Board of Directors recommends you vote FOR the following:				Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐
1. Election of Directors
Nominees:

01 James Kirsch 02 Donna Brazile 03 Star Jones 04 Daniel Marovitz 05 Stephen Pemberton
06 Andrea Saenz 07 Matthew Proman 08 Barry Feierstein 09 Randi Zuckerberg

The Board of Directors recommends you vote FOR proposals 2 and 3.				For	Against	Abstain

2 To ratify the appointment by the Company's Audit Committee of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014				☐	☐	☐

3 The proxies are authorized to act upon such other business as may properly come before the meeting or any adjournment thereof.				☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

PROFESSIONAL DIVERSITY NETWORK, INC. Annual Meeting of Shareholders November 10, 2014 9:00 AM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) James Kirsch and David Mecklenburger, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PROFESSIONAL DIVERSITY NETWORK, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 09:00 AM, CST on 11/10/2014, at the offices of the company located at 801 W. Adams Street, Suite 600, Chicago, IL 60607, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side